Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 and related Prospectus of Evolution Petroleum Corporation of our report dated June 30, 2011, relating to our audit of the consolidated financial statements and internal control over financial reporting, which appears in the Annual Report on Form 10-K of Evolution Petroleum Corporation for the year ended June 30, 2011.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

Hein & Associates LLP

Houston, Texas

September 6, 2012